UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 16, 2005 (August 16, 2005)
Service Corporation International
(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	1-6402-1 (Commission File Number)	74-1488375 (I.R.S. Employer Identification No.)

1929 Allen Parkway Houston, Texas (Address of principal executive offices)	77019 (Zip Code)
Registrant’s telephone number, including area code (713) 522-5141
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 5.04 Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans
In light of the failure to file timely the Form 10-Q for the quarter ended June 30, 2005 (the “Form 10-Q”), pursuant to Regulation BTR, the Company sent notices to its directors and executive officers notifying them that in connection with these events there would be a blackout period under the Company’s 401(k) Retirement Savings Plan and Employee Stock Purchase Plan (collectively, the “Plans”). The Company is advising participants in the Plans of the blackout period. The blackout period is necessary because the Registration Statements on Form S-8 that register shares of the Company’s common stock that are acquired in connection with the Plans will not be available for use until the Form 10-Q is filed with the Securities and Exchange Commission (the “SEC”).
During the blackout period, the Company’s participants in the Plans will not be permitted to purchase the Company’s common stock normally offered pursuant to the Plans. The Company determined that it was unable to give advance notice of the blackout period to the directors and executive officers due to events that were unforeseeable to the Company.
The blackout period for participants in the Plans under Regulation BTR begins on August 16, 2005 and will end at 4:00 P.M. EDT on the day that the Company’s Form 10-Q is filed. It is not currently known specifically when the Form 10-Q will be filed.
A copy of the notice is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01 Financial Statements, Pro forma Financial Information and Exhibits
     (c) Exhibits
           99.1           Notice sent to directors and officers pursuant to Regulation BTR

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 16, 2005	SERVICE CORPORATION INTERNATIONAL
	By:	/s/ Eric D. Tanzberger
		Name:	Eric D. Tanzberger
		Title:	Vice President and Corporate Controller

EXHIBIT INDEX
     Exhibits
     99.1           Notice sent to directors and officers pursuant to Regulation BTR